Exhibit 5.1
[Thompson & Knight LLP letterhead]
July 28, 2006
Brigham Exploration Company
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730
     Ladies and Gentlemen:
     We have acted as special counsel for Brigham Exploration Company, a Delaware corporation (the “Company”), in connection with the registration of $125,000,000 in aggregate principal amount of the Company’s 9 5/8% Senior Notes due 2014 (the “Notes”), which are being registered under the Securities Act of 1933 and which may be offered and sold from time to time by certain affiliates of the Company in market-making transactions pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 28, 2006. The Notes will be issued in connection with the Company’s offer (the “Exchange Offer”) to exchange its 9 5/8% Senior Notes due 2014 for the Notes. The Notes will be fully and unconditionally guaranteed (the “Subsidiary Guarantees”) on a joint and several basis by the Company’s subsidiaries listed in the Company’s registration statement on Form S-3 (collectively, the “Subsidiary Guarantors”). The Notes will be issued pursuant to an Indenture dated as of April 20, 2006 (the “Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.
     In connection with such matters, we have examined the Indenture (including the Subsidiary Guarantees contained therein), the registration statement on Form S-3 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission for the registration of the Notes under the Securities Act of 1933 (the registration statement, as amended at the time it becomes effective, being referred to as the “Registration Statement”) and such corporate or organizational records of the Company and the Subsidiary Guarantors, certificates of officials of the Company, the Subsidiary Guarantors and public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.
     Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Exchange Offer and Indenture (i) the Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Subsidiary Guarantees contained therein, and (ii) the Subsidiary Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors.

Brigham Exploration Company
July 28, 2006

     The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:
     (a) The validity and binding effect of the Notes and the Subsidiary Guarantees may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws.
     (b) This opinion is limited in all respects to the laws of the State of Texas, the federal laws of the United States, and, only as to the enforceability of the Exchange Notes and the Subsidiary Guarantees, the laws of the State of New York.
     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” and elsewhere in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.
Sincerely,
/s/ Thompson & Knight LLP